Exhibit 99.2
CONSENT OF SUNTRUST ROBINSON HUMPHREY, INC.

Rich Uncles Real Estate Investment Trust I
3090 Bristol Street
Suite 550
Costa Mesa, California  92626
Attention:  Special Committee of the Board of Trust Managers

RE:
Joint Proxy Statement of RW Holdings NNN REIT, Inc. (“NNN REIT”) and Rich Uncles Real Estate Investment Trust I (“REIT I”) and Prospectus of NNN REIT, which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of NNN REIT (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated September 19, 2019, to the Special Committee of the Board of Trust Managers of REIT 1 as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Amendment No. 1 to the Registration Statement, under the headings “SUMMARY – Reasons for the Merger,” “SUMMARY – Opinion of REIT I Special Committee's Financial Advisor,” “THE MERGER – Background of the Merger,” “THE MERGER – Recommendation of the Board of Trust Managers of REIT I and its Reasons for the Merger” and “THE MERGER – Opinion of REIT I Special Committee's Financial Advisor.”  The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 18, 2019 SUNTRUST ROBINSON HUMPHREY, INC. /s/ SunTrust Robinson Humphrey, Inc.